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                                                                   EXHIBIT 10.19

                                 PROMISSORY NOTE

Date:                      May 24, 2002

Maker:                     Michael W. Harlan

Maker=s Mailing Address:   c/o U.S. Concrete, Inc.
                           2925 Briarpark, Suite 500
                           Houston, Texas 77042

Payee:                     USC Management Co., L.P.,
                           a Texas limited partnership

Place for Payment:         2925 Briarpark, Suite 500
                           Houston, Texas 77042

Principal Amount:          $50,000.00

Terms of Payment:          This is a non-interest bearing promissory note.
                           Principal shall be payable from time to time prior to the Maturity Date (as defined herein) within 10 business days of receipt by Maker of any Net Cash
                           Proceeds (as defined herein), until the principal amount is paid in full. The outstanding principal amount shall be due and payable in full on or before the earliest to occur of (a) Maker's resignation of employment with Payee and (b) May 23, 2007 (the date of the earliest to occur of which shall be referred to herein as the "Maturity Date").

Security for Payment:      This note is secured by any and all cash proceeds
                           received by Maker (net of any broker's fee or other reasonable and customary transaction expenses and of amounts reasonably estimated to be necessary to pay income or capital gains taxes resulting from receipt of such proceeds) during the period beginning May 24, 2002 and ending upon the earlier of payment in full of this note or the Maturity Date from (a) the sale by Maker of all shares of common stock, $.001 par value (ACommon Stock@), of U.S. Concrete, Inc., a
                           Delaware corporation (AUSC@), acquired by Maker through (i) the exercise of any option to purchase
                           Common Stock or (ii) any grant of Common Stock from USC and (b) the payment to Maker by USC or Payee of such portion of any bonuses as may be mutually agreed upon by Maker and Payee (any such

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                           net cash proceeds described in subparts (a) and (b)
                           shall be referred to herein as ANet Cash Proceeds@).

         FOR VALUE RECEIVED, Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment (in funds available for immediate use) the principal amount. All unpaid amounts shall be due by the final scheduled payment date.

         If Maker defaults in the payment of this note or in the performance of any obligation securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by Payee, then Payee may declare the unpaid balance on this note immediately due. Maker and each surety, endorser and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests and notices of protest, to the extent permitted by law.

         If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney=s fees and court costs, in addition to other amounts due.

         Neither a delay on the part of Payee in the exercise of any power or right under this note, nor a single or partial exercise of any such power or right, shall operate as a waiver thereof. Enforcement by Payee of any of its rights hereunder shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.

         Unless this note is paid at its maturity, or when otherwise due, as herein provided, any money, securities or property on deposit with, in possession or under the control of, or held by USC or Payee, for any purpose whatsoever, including, without limitation, for payment of salary or bonuses to Maker, or in transit to or from Payee by mail or carrier to the credit or for the account of Maker, or any of them, may, at the option of Payee, be applied to the payment of this note or any other debt, liability or obligation, direct or contingent, due or to become due, by Maker to Payee or USC.

         This note may be prepaid in whole or in part at any time, without penalty.

         THIS NOTE IS DELIVERED AND IS INTENDED TO BE PAID AND PERFORMED IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF.

         All of the covenants, stipulations, promises, and agreements contained in this note made by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without prior written consent of the holder hereof, assign any rights, duties, or obligations under this note.

                                        MAKER

                                        /s/ Michael W. Harlan
                                        -----------------------------------
                                        Michael W. Harlan